UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/21/2011

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 25, 2011, we conducted a First Quarter earnings webcast/teleconference for the first quarter ended March 31, 2011. A copy of the webcast materials is attached as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 21, 2011, the Annual Meeting of Stockholders of Cytec Industries Inc. (the “Company”) was held. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of three directors to serve for the terms indicated in the proxy statement relating to the Annual meeting, the final vote was as follows:

Nominees	Votes For	Votes Against	Abstained	Broker Non-Voted
Anthony G. Fernandes	40,856,630	1,064,102	86,314	2,673,354
Jerry R. Satrum	39,676,559	2,241,270	89,217	2,673,354
Raymond P. Sharpe	41,799,241	118,582	89,223	2,673,354

2. On the matter of the proposal ratifying the appointment of KPMG LLP as our independent registered public accounting firm for 2011, the final vote was as follows:

Votes For	Votes Against	Abstained
39,069,536	5,566,697	44,167

3. On the matter of the approval of an amendment to our Amended and Restated 1993 Stock and Incentive Plan, the final vote was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
38,124,390	3,495,012	387,644	2,673,354

4. On the matter of the approval of the compensation of our executives, the final non-binding vote was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
39,789,296	1,911,936	305,814	2,673,354

5. On the matter of the recommendation of the stockholders on the frequencey of the future advisory votes on executive compensation, the non-binding vote was as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
35,309,011	83,695	6,259,798	354,542	2,673,354

6. The Company has decided to include a shareholder vote on the compensation of executives in its proxy materials on an annual basis.

Item 9.01.	Financial Statements and Exhibits

The following exhibits have been furnished with this report:

Exhibit 99.1	Webcast materials, dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: April 26, 2011	By:	/s/ Roy Smith
Roy Smith
General Counsel and Secretary